EXHIBIT 10.4

TANGER FACTORY OUTLET CENTERS, INC.
RESTRICTED SHARE UNIT
AWARD AGREEMENT

Name of Grantee:     ____________
No. of Restricted Share Units:     ____________
Grant Date:     February 16, 2018

Share Issuance Date(s):	February 15, 2021 with respect to ____ Restricted Share Units; or the date of consummation of a Change in Control, if earlier.

RECITALS

The Grantee is an employee of Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the “Company”), the Partnership or one of the Subsidiaries.
The Company has adopted the Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties L.P. (Amended and Restated as of April 4, 2014), as amended (the “Plan”) to provide additional incentives to the Company’s employees and directors. This award agreement (this “Agreement”) evidences an award to the Grantee under the Plan (the “Award”), which is subject to the terms and conditions set forth herein.
The Plan permits the award of Restricted Share Units and the Company wishes to award Restricted Share Units hereunder.
The Company has historically granted dividends at least annually, the Plan permits the award of Dividend Equivalents and the Company wishes to award Dividend Equivalents hereunder.
The Grantee was selected by the Compensation Committee (the “Committee”) to receive the Award and, effective as of the Grant Date, the Company issued to the Grantee the number of Restricted Share Units set forth above, with corresponding Dividend Equivalents described below.
NOW, THEREFORE, the Company and the Grantee agree as follows:
1.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:
“Cause” has the meaning set forth in the Employment Agreement.
“Change in Control” has the meaning set forth in the Plan; provided that the transaction or event described in the Change in Control definition set forth in the Plan must also constitute a

“change in control event,” as defined in Department of Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.
“Disability” has the meaning set forth in the Employment Agreement.
“Employment Agreement” means that certain Amended and Restated Employment Agreement, as of December 14, 2016, by and among the Company, the Partnership and the Grantee, as may be amended from time to time.
“Good Reason” has the meaning set forth in the Employment Agreement.

“Retirement” has the meaning set forth in the Employment Agreement.
2.Restricted Share Unit Award.
(a)    Award. In consideration of the Grantee’s past and/or continued employment with or service to the Company, the Partnership and/or a Subsidiary or affiliate thereof and for other good and valuable consideration, effective as of the Grant Date, the Grantee is hereby granted an Award consisting of the number of Restricted Share Units set forth above, which will be subject to (i) forfeiture or conversion into Common Shares to the extent provided in Sections 2 and 3, and (ii) to the extent not inconsistent herewith, the terms and conditions otherwise set forth in the Plan and this Agreement.
(b)    Effect of Termination of Employment and Change in Control.
(i)    Except as provided in Section 2(b)(iii), if, prior to the Share Issuance Date with respect to any Restricted Share Units granted hereunder, a Termination of Employment of the Grantee occurs for any reason other than those reasons described in Section 2(b)(ii), then all outstanding Restricted Share Units granted hereunder shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no payments or benefits with respect to the Restricted Share Units.
(ii)    Except as provided in Section 2(b)(iii), if, prior to the Share Issuance Date with respect to any Restricted Share Units granted hereunder, a Termination of Employment of the Grantee (1) without Cause by the Company, (2) with Good Reason by the Grantee, (3) due to Retirement by the Grantee, or (4) due to the Grantee’s death or Disability, occurs, the Grantee shall be entitled on the Share Issuance Date to a number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of such Restricted Share Units. On the Share Issuance Date, all Restricted Share Units with respect to which Common Shares are issued pursuant to this Section 2(b)(ii) shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to such Restricted Share Units.

(iii)    Notwithstanding anything to the contrary, on the date of a Change in Control occurring prior to February 15, 2021, subject to the Grantee’s continued employment with the Company from the Grant Date through the date of such Change in Control, the Company shall issue to the Grantee, immediately prior to such Change in Control, a number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of such Restricted Share Units. On the date of such Change in Control, all outstanding Restricted Share Units shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to the Restricted Share Units.
3.Common Shares.
(a)    Grant of Common Shares. Subject to Section 3(c) and to the extent that Section 2(b)(ii) does not apply, on the Share Issuance Date with respect to any Restricted Share Units that remain outstanding (unless such date is the date of consummation of a Change in Control), the Company shall, subject to the Grantee’s continued employment with the Company from the Grant Date through the Share Issuance Date, deliver to the Grantee a number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of such Restricted Share Units. Upon the Share Issuance Date, all such Restricted Share Units shall automatically and immediately be forfeited by the Grantee without any action by any other person or entity and for no other consideration whatsoever, and the Grantee and any beneficiary or personal representative thereof, as the case may be, will be entitled to no further payments or benefits with respect to such Restricted Share Units.
(b)    Rights as Shareholder. The Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Restricted Share Units, the Dividend Equivalents or any Common Shares underlying the Restricted Share Units and deliverable hereunder unless and until such Common Shares have been issued to the Grantee, and held of record by the Grantee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
(c)    Conditions on Delivery of Common Shares. The Common Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Common Shares or issued Common Shares which have then been reacquired by the Company. Such Common Shares shall be fully paid and nonassessable. Notwithstanding anything to the contrary herein, the Company shall not be required to issue or deliver any Common Shares issuable hereunder (i) if such issuance would violate any applicable law, rule or regulation and (ii) prior to the receipt by the Company of payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3(d). If the issuance or delivery of any Common Shares issuable hereunder would violate any applicable law, rule or regulation, (A) the Company agrees to take commercially reasonable steps to permit the issuance or delivery of such Common Shares in the time period required by Section 409A (taking into account the permitted delays under Treas. Reg. 1.409A-2(b)(7)), (B) the Common

Shares shall be issued at the earliest date at which the Committee reasonably anticipates that Common Shares can again be issued in accordance with Section 3(c)(i), and (C) any Dividend Equivalents that would have been forfeited upon issuance of Common Shares on the Share Issuance Date but for Section 3(c)(i) will remain outstanding through the actual date of issuance of such Common Shares in accordance with Section 3(c)(i).
(d)    Withholding and Taxes. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment by the Grantee of any sums required by applicable law to be withheld with respect to the grant or vesting of the Restricted Share Units, the payments in respect of the Dividend Equivalents, or the issuance of the Common Shares hereunder. Such payment shall be made by deduction from other compensation payable to the Grantee (to the extent permitted by Section 409A) or in such other form of consideration acceptable to the Company which may, in the sole discretion of the Committee, include:
(i)    Cash or check;
(ii)    Withholding of Common Shares issuable under this Award or surrender of other Common Shares otherwise held by the Grantee (including, without limitation, Common Shares that have vested prior to or concurrent with the issuance of Common Shares hereunder, whether in connection with this Award or otherwise, but excluding Common Shares that remain subject to any vesting or holding period requirements) having a fair market value equal to the amounts withheld; provided that the number of Common Shares which may be so withheld or surrendered shall be no greater than the number of Common Shares which have a fair market value on the date of withholding or surrender equal to the aggregate amount of the withholding taxes based on the maximum statutory withholding rates in the Grantee’s applicable jurisdiction for federal, state, local and foreign income tax and payroll tax purposes that are applicable to his or her taxable income; or
(iii)    Other property acceptable to the Committee.
The Company shall not be obligated to deliver any new certificate representing the Common Shares issued to the Grantee or the Grantee’s legal representative hereunder or enter such Common Shares in book entry form unless and until the Grantee or the Grantee’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Grantee resulting from the grant and vesting of the Restricted Share Units, the Dividend Equivalents and the issuance of Common Shares hereunder.

4.    Dividend Equivalents.
(a)    Each Restricted Share Unit granted hereunder is hereby granted in tandem with corresponding a Dividend Equivalent, which shall entitle the Grantee to receive payment described in this Section 4. The Dividend Equivalents and any amounts that may become payable in respect thereof shall be treated separately from the Restricted Share Units and the rights arising in connection therewith for purposes of Section 409A (including for purposes of the designation of the time and form of payments required by Section 409A). Upon the forfeiture of any Restricted Share Unit (including, without limitation, in connection with settlement thereof in Common Shares as described above), the Dividend Equivalent with respect to such forfeited Restricted Share Unit shall also be forfeited, subject to Section 3(c). For the avoidance of doubt, such forfeiture of Dividend Equivalents will not result in forfeiture of any right to receive payments in respect of such Dividend Equivalents that were payable prior to the date of forfeiture.
(b)    Within 30 days following each ex-dividend date for any cash dividend of the Company as of which the Dividend Equivalents remain outstanding, the Grantee shall be entitled to receive, for each Common Share underlying the Restricted Share Units corresponding with such Dividend Equivalents, an amount equal to the per share cash amount of the dividend declared with respect to Common Shares held on such ex-dividend date. After the date of issuance of Common Shares in connection with any Restricted Share Units, the Grantee shall be entitled to receive dividends with respect to such Common Shares in the same manner as dividends are paid to all other holders of Common Shares and shall no longer be entitled to any payments with respect to the Dividend Equivalents corresponding with such Restricted Share Units (other than payments under this Section 4(b) with respect to dividends with ex-dividend dates on or prior to the date of issuance of such Common Shares).
(c)    Except as provided in this Section 4, the Grantee shall not be entitled to receive any payments in lieu of or in connection with dividends with respect to any Restricted Share Units and/or Common Shares granted hereunder. For the avoidance of doubt, the Grantee shall not be entitled to any payment in respect of Dividend Equivalents to the extent he has received a dividend in respect of the Common Shares underlying the Restricted Share Units corresponding with such Dividend Equivalents.
5.    Restrictions on Transfer; Holding Period. Unless otherwise determined by the Committee:
(a)    The Restricted Share Units and the Dividend Equivalents may not be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, encumbered, whether voluntarily or by operation of law. Neither the Restricted Share Units, the Dividend Equivalents, the Common Shares granted hereunder nor any interest or right therein shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no force or effect. Notwithstanding the provision of this Agreement to the contrary, transfers by will or by the applicable laws of descent and distribution shall not be prohibited.
(b)    Notwithstanding any provision of this Agreement to the contrary, except as otherwise provided in the Employment Agreement or in the last sentence of Section 5(a) above, no Common Share granted hereunder may be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered until the third anniversary (or, to the extent the issuance of Common Shares is delayed pursuant to Section 7(l)(ii), the 30-month anniversary) of the date on which such Common Share is issued in respect of the Restricted Share Units granted hereunder.

(c)    The Common Shares granted hereunder (whether or not the restrictions in this Section 5 have lapsed with respect to such Common Shares) shall be subject to the restrictions on ownership and transfer set forth in the Company’s Articles of Incorporation.
6.    Changes in Capital Structure. In addition to any actions by the Committee permitted under Section 11.3 of the Plan, if (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of the Company or a transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of shares or other similar change in the capital structure of the Company, or any distribution to holders of Common Shares other than regular cash dividends, shall occur, or (c) any other event shall occur for which, in its sole discretion, the Committee determines action by way of adjusting the terms of the Award is necessary or appropriate, then the Committee shall take such action as in its sole discretion shall be necessary or appropriate to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, without limitation, adjustments in the number and/or terms and conditions of the Restricted Share Units and Dividend Equivalents. The Grantee acknowledges that the Restricted Share Units, Dividend Equivalents and Common Shares granted or issuable hereunder are subject to amendment or modification as provided in this Section 6 and amendment, modification or termination as set forth in Section 11.3 of the Plan (provided that clause (ii) of Section 11.3(b) of the Plan shall not apply without the Grantee’s prior consent).
7.    Miscellaneous.
(a)    Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement, the Restricted Share Units, the Dividend Equivalents or the Common Shares granted hereunder.
(b)    Amendments. To the extent permitted by the Plan, this Agreement may be amended, modified, suspended or terminated at any time and from time to time by the Committee or the Board; provided that any such amendment, modification, suspension or termination that adversely affects the rights of the Grantee must be consented to by the Grantee to be effective as against him.
(c)    Incorporation of Plan. The provisions of the Plan are hereby incorporated by reference as if set forth herein. If and to the extent that any provision contained in this Agreement is inconsistent with the Plan, this Agreement shall govern.
(d)    Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

(e)    Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of North Carolina, without giving effect to the principle of conflict of laws of such State or any other jurisdiction.
(f)    No Obligation to Continue Position as an Employee. Neither the Company nor any Subsidiary or affiliate thereof is obligated by or as a result of this Agreement to continue to have the Grantee as an employee and this Agreement shall not interfere in any way with the right of the Company, the Partnership or any Subsidiary or affiliate thereof to terminate the Grantee as an employee at any time, except to the extent expressly provided otherwise in a written agreement between the Company, the Partnership or a Subsidiary or affiliate thereof and the Grantee.
(g)    Notices. Notices hereunder shall be mailed or delivered to the Company in care of the Secretary of the Company at its principal place of business, and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
(h)    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
(i)    Conformity to Securities Laws.
(i)    The Grantee will use his best efforts to comply with all applicable securities laws. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Restricted Share Units, Dividend Equivalents and/or Common Shares shall be granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
(ii)    Notwithstanding any other provision of the Plan or this Agreement, if the Grantee is subject to Section 16 of the Exchange Act, the Plan, this Agreement, the Restricted Share Units, Dividend Equivalents and the Common Shares granted hereunder shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
(j)    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5, this Agreement shall be binding upon, and inure to the benefit of, the Grantee and his or her heirs, executors, administrators, successors and assigns.
(k)    Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof.
(l)    Section 409A.
(i)    This Agreement is intended to comply with Section 409A and, as such, this Agreement shall be interpreted in accordance with Section 409A. The Company and the Partnership agree that, to the extent permitted under Section 409A, they shall cooperate to modify any of the provisions of this Agreement, either at the reasonable request of the Grantee, or as the Company or the Partnership may propose, in any such case to the extent necessary to comply with all applicable requirements of, and to avoid the imposition on the Grantee of any additional tax, interest and penalties under, Section 409A in connection with the Restricted Share Units, Dividend Equivalents or Common Shares issuable under this Agreement. Any such modification shall be intended to maintain the original intent and economic benefit to the Grantee of the applicable provision of this Agreement, to the maximum extent reasonably possible without violating any applicable requirement of Section 409A. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Grantee or any other individual to the Company, the Partnership or any of their respective affiliates, employees or agents unless such liability arises as a result of the Company’s, the Partnership’s or any of their respective affiliate’s material breach of this Agreement.
(ii)    Notwithstanding any provision to the contrary in this Agreement: (A) if the Grantee is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i), to the extent delayed commencement (any such delayed commencement, a “Payment Delay”) of any portion of the issuance of Common Shares to which the Grantee is entitled under this Agreement (after taking into account all exclusions applicable to such termination benefits under Section 409A) is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i), such portion of the issuance of Common Shares hereunder shall not be provided to the Grantee prior to the earlier of (x) the expiration of the six-month period measured from the date of the Grantee’s “separation from service” with the Company (as such term is defined in the Department of Treasury Regulations issued under Section 409A) or (y) the date of the Grantee’s death. Upon the earlier of such dates (the “Delayed Payment Date”), all Common Share issuances deferred pursuant to this Section 7(l)(ii) shall be completed in a lump sum to the Grantee; and (B) the determination of whether the Grantee is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) as of the time of his separation from service shall be made by the Company in accordance with the terms of Section 409A and applicable guidance thereunder (including without limitation Section 1.409A-1(i) of the Department of Treasury Regulations and any successor provision thereto).

(m)    Limitation on the Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Restricted Share Units, Dividend Equivalents and Common Shares granted hereunder, and rights no greater than the right to receive Common Shares or payments in respect of the Dividend Equivalents as a general unsecured creditor, as and when payable hereunder.
(n)    Clawback. The Grantee acknowledges and agrees that the Restricted Share Units and Dividend Equivalents (including any proceeds, gains or other economic benefit actually or constructively received by the Grantee upon any receipt of the Restricted Share Units or Dividend Equivalents or upon the receipt or resale of any Common Shares underlying the Restricted Share Units) shall be subject to the provisions of any claw-back policy implemented by the Company, the Partnership or any Subsidiary prior to the termination of his employment and applicable to him as an executive of the Company, the Partnership or any Subsidiary, including, without limitation, any claw back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder. The Company, the Partnership and any Subsidiary agree, however, that any such policy shall be applied to the Grantee consistent with how such policy is applied to other senior executives of the Company, the Partnership or any Subsidiary with respect to the same subject matter.
(o)    Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the first day written above.

TANGER FACTORY OUTLET CENTERS, INC.

By:
Name:

GRANTEE

Name:

Signature Page for Restricted Share Unit Award Agreement